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                                                                     Exhibit 10
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                             THE CHUBB CORPORATION

                            STOCK OPTION PLAN (1984)

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                                      LOGO


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                        As Amended to September 9, 1988
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                             THE CHUBB CORPORATION

                            STOCK OPTION PLAN (1984)

 1.  PURPOSE

     The purpose of the Stock Option Plan (1984) (the "Plan") is to provide a method whereby selected key employees of The Chubb Corporation (the "Corporation") and its subsidiaries may have the opportunity to invest in shares of Common Stock (the "Stock") of the Corporation, thereby giving them a proprietary and vested interest in the growth and performance of the Corporation, and, in general, generating an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareholders. Further, the Plan is designed to enhance the Corporation's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Corporation depends.

 2.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Corporation's Board of Directors (the "Board"), composed of not less than three directors who are not eligible, and for at least one year prior to their appointment were not eligible, for selection as a person to whom stock or other equity of the Corporation may be allocated, or to whom stock options or stock appreciation rights may be granted, pursuant to any plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock or other equity securities of the Corporation or its affiliates. From time to time the Committee may grant stock options and related stock appreciation rights to such eligible employees and for such number of shares as it in its sole discretion may determine. A grant in any year to an eligible employee shall neither guarantee nor preclude a grant to such employee in subsequent years. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the option agreements described in Section 5(h) hereof and of the stock appreciation rights described in Section 6 hereof, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option or stock appreciation right in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

 3.  ELIGIBILITY

     The class of employees eligible to participate under the Plan (the "Employees") shall be key employees of the Corporation or its subsidiaries (but excluding any director who is not an employee). Subsidiaries shall mean any business entity in which the Corporation owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock. Nothing in the Plan or in any agreement thereunder shall confer any right on an Employee to continue in the employ of the Corporation or its subsidiaries or shall interfere in any way with the right of the Corporation or its subsidiaries, as the case may be, to terminate his employment at any time.

 4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 7, an aggregate of 562,500 shares of Stock shall be available for issuance upon the exercise of options and related stock appreciation rights granted under the Plan. The Shares of Stock deliverable upon the exercise of options and stock appreciation rights may be made available from authorized but unissued shares or shares reacquired by the Corporation, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall terminate for any

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reason without having been exercised or settled in Stock or in cash pursuant to related stock appreciation rights, the shares subject to, but not delivered under, such option shall be available for other options or related stock appreciation rights.

 5.  GRANT, TERM AND CONDITIONS OF OPTIONS

     The Committee may from time to time after consultation with management select employees to whom stock options shall be granted. The options granted may be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or nonstatutory stock options whichever the Committee shall determine, subject to the following terms and conditions:

          (a) Price. The purchase price per share of Stock deliverable upon the exercise of each option shall not be less than 100 percent of the Fair Market Value of the Stock on the date the option is granted. For purposes of this Plan, Fair Market Value shall be: (i) if the Stock is not listed on a national securities exchange, the average of the highest and lowest sales prices for the Stock on the date in question as reported in the NASDAQ System and printed in the Wall Street Journal or, if there are no such sales prices for the Stock on such date, the average of such highest and lowest sales prices on the first day prior thereto on which such prices appear, or (ii) if the Stock is listed for trading on one or more national securities exchanges, the average of the highest and lowest sales prices on the principal such exchange (or, if applicable, the average of the highest and lowest sales prices as reported for consolidated trading of issues listed on the New York Stock Exchange) on the date in question, or, if the Stock shall not have been traded on such date, the average of the highest and lowest sales prices on the first day prior thereto on which the Stock was so traded.

          (b) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, in the discretion of the Committee, in Stock, which shall have a Fair Market Value (determined in accordance with the rules of paragraph (a), above) at least equal to the aggregate exercise price of the shares being purchased, or a combination of cash and Stock. An Employee may, in the discretion of the Committee, receive upon exercise of an option shares of Stock subject to transfer restrictions.

          (c) Term of Options. The term during which each option may be exercised shall be determined by the Committee, provided that (i) a nonstatutory option shall not be exercisable in whole or in part more than 10 years from the date it is granted except as provided in paragraph (e), below, with respect to the death of the Employee, and (ii) an incentive stock option shall not be exercisable in whole or in part more than 10 years from the date it is granted. All rights to purchase Stock pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.

          The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, except that the exercise of incentive stock options shall be further restricted as set forth herein. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part, provided that no option shall be exercisable until one year after grant.

          No option which is an incentive stock option shall be exercisable while there is "outstanding" (within the meaning of section 422A(c)(7) of the Code) any incentive stock option to purchase stock of the Corporation, a corporation which (at the time of granting of such option) is a parent or subsidiary of the Corporation or a predecessor of any such corporation, which was granted (whether or not under this Plan) before the granting of such option to the Employee. The foregoing sentence shall not apply to any incentive stock option granted on or after January 1, 1987.

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          (d) Limitations on Grants.  Subject to such rules and regulations as the Committee may establish, the aggregate Fair Market Value (determined as of the time the option is granted) of the stock for which all incentive stock options granted on or after January 1, 1987 under this Plan and any other plan of the Corporation (and any parent or subsidiary corporation of the Corporation within the meaning of Section 425 of the Code) to an Employee first become exercisable in any calendar year shall not exceed $100,000.

          (e) Termination of Employment.  (i) Except as provided in subparagraph
     (ii) of this paragraph (e), all outstanding options shall be automatically cancelled upon termination of employment.

          (ii) Upon termination of an Employee's employment for retirement on or after the Employee's Normal Retirement Date under the Corporation's Pension Plan, or by reason of the disability (as defined in such Pension Plan) of the Employee, or for any other reason with the consent of the Committee, all outstanding options granted more than one year prior to the date of such termination shall be fully exercisable by the Employee for a period of thirty-six months after the date of such termination (but in no event later than the expiration date of the option specified in accordance with paragraph (c), above). In the event of the death of an optionee (whether before or after termination of employment), all options outstanding (and not previously cancelled) on the date of death which were granted more than one year prior to such date shall be fully exercisable by the Employee's legal representative within one year after the date of death, but in no event later than thirty-six months after termination of employment and in the case of an incentive stock option, in no event after the expiration date of the option specified in accordance with paragraph (c), above.

          (iii) Transfer from the Corporation to a subsidiary, from a subsidiary to the Corporation, or from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an Employee is placed on a military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the later of the date when the leave equals ninety days or the date when an Employee's right to reemployment shall no longer be guaranteed either by law or by contract.

          (f) Nontransferability of Options. No option shall be transferable by an Employee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Employee to whom an option is granted it may be exercised only by the Employer or by the Employee's guardian or legal representative if permitted by Section 422A and related sections of the Code and any regulations promulgated thereunder.

          (g) Listing and Registration. Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, the listing, registration or qualification of the Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (h) Option Agreement. Each Employee to whom an option is granted shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

          (i) Withholding. Prior to the delivery of certificates for shares of Stock, the Corporation or a subsidiary shall have the right to require a payment from an Employee to cover any applicable withholding or other employment taxes due upon the exercise of an option or stock appreciation right. Pursuant to rules and regulations adopted by the Committee, the Committee may permit, in its sole discretion, any such payment of required

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     withholding taxes by an Employee to be satisfied by (x) an Employee delivering certificates for Stock to the Corporation or a subsidiary, or
     (y) an Employee electing to have the Corporation or a subsidiary reduce the number of shares for which certificates shall be delivered to the Employee in connection with such exercise, in either case for the number of shares being equal in value on the date withholding is required to the amount of such required withholding payment.

 6. STOCK APPRECIATION RIGHTS

     The Committee may, in its sole discretion, grant stock appreciation rights ("SARs") to the holders of options granted under the Plan. SARs shall be subject to the following terms and conditions.

          (a) Each SAR shall relate to a specific option and may be granted at the same time the option is granted or at any time thereafter prior to six months before the last day of the term of the option specified in accordance with Section 5(c). Each SAR shall be exercisable only to the extent the related option is exercisable; provided, however, that no SAR shall be exercisable until six months after grant. SARs shall be subject to such other terms and conditions as the Committee may specify.

          (b) A SAR shall entitle an Employee, upon surrender of an unexpired option, or a portion thereof, to receive from the Corporation an amount equal to the Fair Market Value on the surrender date of Stock which the Employee would have been entitled to purchase on that date pursuant to the option or portion thereof surrendered, less the amount which the Employee would have been required to pay to purchase such Stock, provided that the Committee may for administrative convenience determine that, for any SAR relating to an option which is not an incentive stock option which SAR can only be exercised during limited periods of time in order to satisfy the conditions of certain rules of the Securities and Exchange Commission, the exercise of any such SAR for cash during such limited period shall be deemed to occur for all purposes hereunder in the day during such limited period on which the Fair Market Value of the Stock is the highest. The Committee shall determine whether the SAR shall be settled in cash, Stock or a combination of cash and Stock. No fractional shares shall be issued as a result of the exercise of a SAR under this Section 6.

 7.  ADJUSTMENT OF AND CHANGES IN STOCK

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or shares of the Corporation, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the options and SARs granted and in the purchase price of outstanding options.

 8.  MERGERS, SALES AND CHANGE OF CONTROL

     In the case of (i) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the business or assets of the Corporation or
(ii) a Change in Control (as defined below) of the Corporation, each option then outstanding for one year or more shall (unless the Committee determines otherwise) become exercisable in full and any Employee holding an option shall have the right (unless the Committee determines otherwise), to receive upon exercise of such option an amount equal to the excess of the Fair Market Value on the date of such exercise of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Stock, in the cases covered by clause (i) above, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Stock covered by the option as determined by

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the Committee, in the case of a Change in Control by reason of any other event, over the exercise price of such option, multiplied by the number of shares of Stock with respect to which such option or SAR shall have been exercised provided that in each such event the amount payable in the case of an incentive stock option shall be limited to the maximum permissible amount necessary to preserve the option's incentive stock option status. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     Any determination by the Committee made pursuant to this Section 8 may be made as to all outstanding options or only as to certain options specified by the Committee and any such determination shall be made (a) in cases covered by clause (i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

     "A Change in Control" shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 25% or more of the Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation, or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

 9.  NO RIGHTS OF SHAREHOLDERS

     Neither an Employee nor the Employee's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any option, or otherwise receivable upon exercise of any SAR, in whole or in part, unless and until certificates for such shares shall have been issued.

10.  PLAN AMENDMENTS

     The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders:
(i) increase the aggregate number of shares available for options or SARs except as permitted by Section 7, (ii) change the requirement of Section 5(a) that option grants and SARs be priced at Fair Market Value, (iii) extend the maximum period during which an option or SAR may be exercised, or (iv) change the Plan's eligibility requirements.

11.  TERM OF PLAN

     The Plan shall become effective upon its approval by the Corporation's shareholders. No options shall be granted under the Plan after the date which is five years after the date on which the Plan was approved by the Corporation's shareholders.

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